UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C/A

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

□	Preliminary information statement
□	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
☒	Definitive information statement

THE MARQUIE GROUP, INC.

(Name of Registrant as Specified in Its Charter)

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☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:
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(4)	Date Filed:

THE MARQUIE GROUP, INC.

3225 McLeod Drive, Suite 100

Las Vegas, NV 89103

DEFINITIVE INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

INTRODUCTION

This Amended Information Statement is furnished to the stockholders of The Marquie Group, Inc. a Florida corporation (the “Company”), in connection with action taken by our board of directors and the holders of a majority in interest of our voting capital stock to effect an amendment and restatement of our Articles of Incorporation (the “Amendment”) to increase the number of authorized shares of our common stock. The foregoing action has been ratified by the written consent of the holders of a majority in interest of our voting capital stock, consisting of our outstanding common stock, and outstanding Series A Preferred Stock, as well as our board of directors, by written consent on March 19, 2021. We anticipate that a copy of this Preliminary Information Statement will be mailed to our shareholders as of the date hereof. We have also attached a copy of the Amendment to this Information Statement for your reference.

The Amendment was effected as of March 19, 2021, but, under federal securities laws, is not effective until at least 20 days after the mailing of this Amended Information Statement. We anticipate that the effective date for the Amendment will be on or about April 23, 2021.

RECORD DATE, VOTE REQUIRED AND RELATED INFORMATION

If the Amendment was not adopted by majority written consent, it would have been required to be considered by our stockholders at a special stockholders’ meeting convened for the specific purpose of approving these two matters. The elimination of the need for a special meeting of stockholders to approve the Amendment is made possible by Section 607.0704 of the 2012 Florida Statutes (the “Statutes”), which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting. Pursuant to the Statutes, a majority in interest of our capital stock entitled to vote thereon is required in order to approve the Amendment. In order to eliminate the costs and management time involved in holding a special meeting, our Board of Directors determined that it was in the best interests of all of our shareholders that the Amendment be adopted by majority written consent and this Information Statement to be mailed to all stockholders as notice of the action taken.

The record date for purposes of determining the number of outstanding shares of our voting capital stock, and for determining stockholders entitled to vote, is the close of business on March 19, 2021 (the “Record Date”). As of the Record Date, we had outstanding:

(i)	3,304,811,259 shares of common stock; and
(ii)	200 shares of Series A Preferred Stock;

The transfer agent for our common stock is Pacific Stock Transfer Company, 6725 Via Austi Pkwy #300, Las Vegas, NV 89119.

NO MEETING OF STOCKHOLDERS REQUIRED

We are not soliciting any votes in connection with the Amendment. The persons that have consented to the Amendment hold a majority of the Company’s outstanding voting rights and, accordingly, such persons have sufficient voting rights to approve the Amendment.

AMENDMENT AND RESTATEMENT

We are amending and restating our Articles of Incorporation in their entirety to make the following changes:

Increase in Authorized Shares of Common Stock. We are increasing the number of our authorized shares of common stock from 10,000,000,000 to 50,000,000,000,000 shares. The Company currently does not have any authorized common stock that is not either reserved or issued and outstanding. The Company’s Board of Directors may issue shares of common stock of the Company as a stock dividend, remuneration for management services, debt settlement, and incentive plans for new employees with the increase in authorized common stock.

The Company’s authorized Preferred Stock will remain unchanged at 20,000,000 shares, 200 of which are currently issued and outstanding at this time to the Angell Family Trust as Series A Preferred Stock.

PLANS, ARRANGEMENTS, UNDERSTANDING OR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT TO THE ISSUANCE OF ANY NEWLY AUTHORIZED SHARES OF COMMON STOCK

We have discussed the possibility of issuing shares of common stock of the Company as a stock dividend, remuneration for management services, debt settlement, and incentive plans for new employees. We do not have any agreements, arrangements, or understandings yet with respect to any further issuances of shares of common stock, but it is likely that we will issue more common stock up to the amount of common stock authorized by the amended Articles of Incorporation. Any material common stock issuances will be disclosed in accordance with the disclosure requirements of the Securities Exchange Act of 1934.

The Company’s Articles of Incorporation provide that the Board of Directors may issue up to the amount so authorized, certain shares of “blank check” Preferred Stock, and fix the rights, preferences, privileges, qualifications, limitations, and restrictions of any Preferred Stock issued by the Company, including the number of shares constituting any series or the designation of such series. The Preferred Stock may enable the Board of Directors, without further action by the stockholders, to issue such stock to persons friendly to current management or to issue such stock with terms that could render more difficult or discourage an attempt to obtain control of the Company, thereby protecting the continuity of the Company’s management. We have no plans or proposals to adopt other provision or enter into other arrangements that may have material anti-takeover consequences.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of each of our directors and executive officers, and each person known to us to beneficially own 5% or more of the outstanding shares of our common stock, and our executive officers and directors as a group, as of March 19, 2021. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Unless otherwise indicated, we believe that each beneficial owner set forth in the table has sole voting and investment power and has the same address as us. Our address is 3225 McLeod Drive, Suite 100, Las Vegas, NV 89103. As of March 19, 2021, we had 3,304,811,259 shares of common stock issued and outstanding and 200 shares of preferred stock outstanding. While each of our shares of common stock holds one vote, each share of our Series A Preferred Stock holds voting rights equal to four times the sum of (a) all shares of Common Stock issued and outstanding at the time of voting; plus (b) the total number of votes of all other classes of preferred stock which are issued and outstanding at the time of voting; divided by (c) the number of shares of Series A Preferred Stock issued and outstanding at the time of voting. The following table describes the ownership of our voting securities (i) by each of our officers and directors, (ii) all of our officers and directors as a group, and (iii) each person known to us to own beneficially more than 5% of our common stock or any shares of our preferred stock.

Name	Shares of Common Stock Beneficially Owned	Percent of Class	Shares of Series A Preferred Stock Beneficially Owned	Percent of Class	Other Beneficial Ownership	Total	Voting Percentage for all Classes (fully-diluted)
Jacquie Angell(1)	-	*	-	*	50,018	50,218	80.00%
Marc Angell(2)	-	*	-	*	50,018	50,218	80.00%
Angell Family Trust(3)	50,018	*	200	100%	-	50,218	80.00%
All directors and executive officers as a group (1 person)	-	*	-	*	50,018	50,218	80.00%

(1)	Shareholder and spouse of CEO/Chairman, Marc Angell. Includes 50,018 shares of common stock held by the Angell Family Trust. Also includes 200 shares of Series A Preferred Stock held by the Angell Family Trust which collectively hold 13,219,245,036 votes.
(2)	CEO/Chairman of the Board of Directors and spouse of Jacquie Angell. Includes 50,018 shares of common stock held by the Angell Family Trust. Also includes 200 shares of Series A Preferred Stock held by the Angell Family Trust which collectively hold 13,219,245,036 votes.
(3)	Includes 50,018 shares of common stock held directly by the Angell Family Trust. Also includes 200 shares of Series A Preferred Stock held directly by the Angell Family Trust which collectively hold 13,219,245,036 votes.

NO DISSENTER’S RIGHTS

Under the Statutes, stockholders are not entitled to dissenter’s rights of appraisal with respect to the Amendment.

PROPOSALS BY SECURITY HOLDERS

No security holder has requested us to include any additional proposals in this Information Statement.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No officer, director or director nominee has any substantial interest in the matters acted upon by our Board and shareholders, other than his role as an officer, director or director nominee. No director has informed us that he intends to oppose the Amendment.

ADDITIONAL INFORMATION

We file reports with the Securities and Exchange Commission (the “SEC”). These reports include annual and quarterly reports, as well as other information the Company is required to file pursuant to the Securities Exchange Act of 1934. You may read and copy materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple security holders sharing an address unless we received contrary instructions from one or more of the security holders. We shall deliver promptly, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. A security holder can notify us that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to us at 3225 McLeod Drive, Suite 100, Las Vegas, NV 89103, or by calling us at (800) 351-3021. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements and proxy statements, if any, and annual reports of the Company.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Marc Angell

Marc Angell

Chief Executive Officer

May 10, 2021